JENKENS & GILCHRIST PARKER CHAPIN LLP


                              THE CHRYSLER BUILDING          AUSTIN, TEXAS
                               405 LEXINGTON AVENUE         (512) 499-3800
                             NEW YORK, NEW YORK 10174      CHICAGO, ILLINOIS
                                                            (312) 425-3900
                                  (212) 704-6000             DALLAS, TEXAS
                             FACSIMILE (212) 704-6288       (214) 855-4500
                                                            HOUSTON, TEXAS
                                 www.jenkens.com            (713) 951-3300
                                                        LOS ANGELES, CALIFORNIA
                                                            (310) 820-8800
                                                          SAN ANTONIO, TEXAS
                                                            (210) 246-5000
                                                           WASHINGTON, D.C.
                                                            (202) 326-1500

                                             October 4, 2001

Proginet Corporation
200 Garden City Plaza
Garden City, New York 11530

Dear Sir or Madam:

         We have acted as counsel to Proginet Corporation, a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of up to an aggregate of 2,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), to employees and directors of, and consultants to, the Company or any parent or subsidiary of the Company upon the exercise of options granted by the Company under the Company's 1995 Equity Incentive Plan (amended and restated as of December 5,
1995), Independent Directors Stock Option Plan (amended and restated as of February 21, 1995), 1997 Stock Option Plan (amended and restated as of November 14, 2000 and 2000 Stock Option Plan (each a "Plan" and, collectively, the "Plans"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plans.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors adopting each Plan. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as

Proginet Corporation
October 4, 2001
Page 2


copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Finally, we are counsel admitted to practice only in the state of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under each Plan, when issued pursuant to the provisions of a Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                                            Very truly yours,


                                                         /s/JENKENS & GILCHRIST
                                                            PARKER CHAPIN LLP

                                                            JENKENS & GILCHRIST
                                                            PARKER CHAPIN LLP